Exhibit 10(vi)

McCORMICK & COMPANY, INCORPORATED
2013 OMNIBUS INCENTIVE PLAN
LONG-TERM PERFORMANCE PLAN AGREEMENT
Performance Cycle ___

The following terms and conditions in this agreement (together with the LTPP Covenants Addendum attached hereto, this “Agreement”) apply to Long-Term Performance Plan awards granted under the 2013 Omnibus Incentive Plan by McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, with its principal offices in Baltimore County, Maryland (hereinafter called the “Company”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that the interests of the Company and its stockholders will be advanced by providing an incentive to senior management to cause the Company to achieve certain of its financial goals and strategic objectives over a period of years; and

WHEREAS, the Board approved and adopted the Company’s 2013 Omnibus Incentive Plan (the “Plan”) on November 27, 2012, effective December 1, 2012, subject to the approval of the Company’s stockholders; and

WHEREAS, the Company’s stockholders approved the Plan on April 3, 2013; and

WHEREAS, the Plan permits the Company to grant cash-based incentive awards to reward employees and others for the achievement of performance goals, as well as the grant of restricted stock units, options and other equity-based awards to align the interests of its employees, directors and others with the interests of its stockholders; and

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board (with respect to participating employees that are executive officers) and the Management Committee of the Company (with respect to all other participating employees) (the Compensation Committee and the Management Committee being referred to herein as the “Committee” as applicable) have established a Long-Term Performance Plan (formerly known as the Mid-Term Incentive Plan) which is intended to provide an inducement to certain senior executives of the Company to cause the Company to achieve specified financial goals over a period of three years; and

WHEREAS, the Committee has designated the employee (the “Employee”) receiving this award as a participant in the Long-Term Performance Plan and has established performance goals and measures, and an incentive award target, for the three-year performance cycle beginning on _______, and ending on ________; and;

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth below, the parties hereby agree as follows:

1.Grant of Participation Right. Details of the Employee’s Long-Term Performance Plan award, including the value of the Employee’s target stock award (in shares of voting common stock of the Company (“Stock”), subject to adjustment based upon the achievement of pre-established performance goals), for sales and total shareholder return for the Company are described on the screen captioned “Grants & Awards” in the Computershare website (the “Screen”). The awards (the “Award”) is for the performance cycle beginning on _______, and ending on _______. No award will be paid to the Employee unless the Company achieves cumulative sales growth of at least __% at the end of the performance cycle.

2.Performance Goals. The total number of shares of Stock that will be payable pursuant to this Award will be determined by calculating the percentage of the target Award that is earned based on growth in cumulative sale growth and then adjusting that amount by the “modifier” based on total shareholder return, as follows:

3.Cumulative Sales Growth. The Company’s cumulative sales growth goal for the performance cycle is __%. The Company’s cumulative sales growth will be calculated in accordance with the enclosed Administrative Guidelines. The target Award will be earned if, at the end of the performance cycle, the Company has achieved the cumulative sales growth of __%. The enclosed Administrative Guidelines reflect the percentage of the target Award that will be earned if performance is less than, or greater than, this performance goal. Regardless of whether the Award is earned at target or at some lesser or greater percentage than target, the amount of the Award that will be paid is subject to adjustment based on total shareholder return, as described below

4.Total Shareholder Return. The Company’s goal for cumulative total shareholder return, which includes dividends as well as appreciation in share value, is to rank in the top ____ percent (__%) of its peer group companies. The Company’s total shareholder return will be calculated in accordance with the enclosed Administrative Guidelines and will be determined at the end of the performance cycle based on a comparison to the total shareholder returns for the peer companies listed. Once the total shareholder return is determined, the percentage of the target Award earned based on cumulative sales growth (as described above) will be “modified” to reflect the total shareholder return. The enclosed Administrative Guidelines reflect the “modifier” that will be applied to the target award if total shareholder return is less than, or greater than, this performance goal.

5.Vesting. Vesting refers to the Employee’s right to receive payment of his or her Award. The Employee will vest in his or her Award as follows:

(a)    Continuous Employment. The Employee must (i) be continuously employed by the Company from the date he or she is granted an award until the end of the performance cycle, and (ii) the Employee must be an Employee on the last day of the performance cycle, which means that if the Employee is not continuously employed by the Company from the date of this Agreement through _______, the Employee will not receive any payment of his or her award, except as provided in Sections 5(b), 5(c), 5(d), or 5(e). Any awards that do not vest are forfeited.

(b)    Retirement or Disability. Notwithstanding the provisions of Section 5(a) hereof, if the Employee’s termination prior to the completion of the performance cycle is due to retirement or disability, the Employee will be paid an award at the end of the performance cycle based on the Company’s actual sales growth and total shareholder return for the performance cycle, multiplied by a fraction, the numerator of which is the number of whole months in the performance cycle completed by the Employee as of the date of the termination due to retirement or disability (plus one (1) if the Employee completed at least one day of any additional month), and the denominator of which is the number of years in the performance cycle multiplied by twelve (12). Such amount shall be paid in accordance with the terms of Section 7 (“Payment”); payment will not be accelerated.

For purposes of this Agreement, (i) the Employee shall be considered to have a “disability” if the Employee is “Totally and Permanently Disabled” within the meaning of the Company’s long-term disability plan, and (ii) “retirement” means termination of employment at or after age 55.

(c)    Qualifying Termination. Notwithstanding the provisions of Section 5(a) hereof, if the Employee has a Qualifying Termination (as such term is defined in the McCormick & Company Incorporated Severance Plan for Executives (“Severance Plan”)) prior to the completion of the performance cycle, the Employee will receive the award he or she would have received for any performance cycle that is still open at the time of the Qualifying Termination, based on the Company’s actual sales growth and total shareholder return, multiplied by a fraction, the numerator of which is the number of whole months in the performance cycle completed by the Employee as of the date of the Qualifying Termination (plus one (1) if the Employee completed at least one day of any additional month), and the denominator of which is the number of years in the performance cycle multiplied by twelve (12). Such amount shall be paid in accordance with the terms of Section 5 (“Payment”); payment will not be accelerated.

(d)    Death. Notwithstanding the provisions of Section 5(a) hereof, if the Employee’s termination prior to the completion of the performance cycle is due to death, the deceased Employee’s personal representative will be paid the award the Employee would have received, had all performance objectives been achieved at target for any performance cycle that is still open at the time of the Employee’s death, multiplied by a fraction, the numerator of which is the number of whole months in the performance cycle completed by the Employee as of the date of death (plus one (1) if the Employee completed at least one day of any additional month), and the denominator of which is the number of years in the performance cycle multiplied by twelve (12). Such award shall be settled or paid immediately. The Award will be settled in Stock based on the fair market value of the Stock immediately prior to the Employee’s death.

(e)    Change in Control Termination. Notwithstanding the provisions of Section 5(a) hereof, if the Employee has a Change in Control Termination (as such term is defined in the Severance Plan) prior to completion of the performance cycle, the Employee will receive the award he or she would have received, had all performance objectives been achieved at target for any performance cycle that is still open at the time of the Change in Control Termination. Such award shall be settled or paid immediately. The Award will be settled in cash based on the fair market value of the Stock immediately prior to the Change of Control (as such term is defined in the Plan.

Pursuant to Article VII (“Change in Control; Acquisitions”) of the Plan as amended March 25, 2015, this Agreement provides for the treatment of any award with a performance cycle that is still open at the time of the Change in Control. Consequently, the terms of Article VII.A. of the Plan that would vest such awards in connection with a Change in Control shall not apply to such awards, and, following a Change in Control, such awards shall vest only as provided in Section 5 of this Agreement.

6.Non-Transferability.    The rights granted to the Employee pursuant to this Agreement shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the term of this Agreement. Any award payable under this Agreement shall be paid only to the Employee, or in the event of the Employee’s death or disability, to authorized legal representatives.

7.Payment. Before any Award is paid hereunder, the Committee must certify in writing (by resolution or otherwise) that the performance criteria set forth in this Agreement have been satisfied. Unless otherwise provided by the Committee or in this Agreement, any award earned hereunder shall be paid as soon as practicable after the Committee has certified that the applicable goals and terms of such awards have been satisfied and not before the end of the performance cycle or later than the fifteenth (15th) day of ______. The Award will be paid in shares unless the Committee, in its sole discretion, decides to pay the Award in cash.

8.Section 409A of the Internal Revenue Code.

(a)    It is intended that the Award and this Agreement shall qualify as a short-term deferral arrangement described in Treas. Reg. § 1.409A-1(b)(4), and any successor thereto, and that, as a result, the Award and this Agreement shall not be subject to the provisions of section 409A of the Code (“Section 409A”). This Agreement and the Plan shall be administered in a manner consistent with the foregoing intent, and any provision that would cause such Award or this Agreement to be subject to Section 409A shall have no force or effect until this Agreement is amended to avoid the application of Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the Employee’s consent). However, should this Award be subject to Section 409A and if the Employee is a “Specified Employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) as of the date of his or her “separation from service” (within the meaning of Treas. Reg. § 1.409A-1(h)), then any payment that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six months and one day after the date of the separation from service, with the balance of any payment issued thereafter in accordance with the original payment schedule, but if and only if such delay in the payment is necessary to avoid the imposition of taxation on the Employee in respect of the payment under Section 409A.

(b)    Notwithstanding the foregoing, to the extent an amount was intended to be paid so as to qualify as a short-term deferral under Section 409A of the Code and the applicable regulations, then such payment may be delayed if the requirements of Treas. Reg. § 1.409A-1(b)(4)(ii) are met. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company anticipates or reasonably should anticipate that, if the payments were made on such date, the Company’s deduction with respect to such payment would no longer be restricted due to the applicability of section 162(m) of the Code.

9.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (except as provided by Section 10 (“Severability”) hereof or as required by law) no amendment shall adversely affect the rights of the Employee under this Agreement without the Employee’s consent.

10.Severability. If one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be severable from the other provisions hereof, and the remaining provisions hereof shall continue in effect and to be fully enforceable.

11.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency or conflict between this Agreement and the Plan, the Plan shall govern. The Plan and this Agreement shall be administered by the Committee in accordance with the provisions of Article II of the Plan. Except as expressly provided in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan or on the Screen.

12.Withholding. The Company (and/or the Employee’s local employer) shall, in its discretion, have the right to deduct or withhold from payments of any kind otherwise due to the Employee, or require the Employee to remit to the Company (and to the Employee’s local employer), an amount sufficient to satisfy taxes imposed under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gain taxes, transfer taxes, and social security contributions that are required by law to be withheld with respect to the payment of the Plan, payment of shares or cash under this Agreement, the sale of shares acquired hereunder, and/or payment of dividends on shares acquired hereunder, as applicable.

13.No Right to Continued Employment. Neither the Plan, this Agreement, the grant of the participation rights under the Long-Term Performance Plan, or the payment of cash or Stock under this Agreement, gives the Employee any right to continue to be employed by the Company (or the Employee’s local employer), or restricts, in any way, the Employee’s right (or the right of the Employee’s local employer), to change the Employee’s compensation or other benefits or to terminate the Employee’s employment at any time for any reason not specifically prohibited by law.

14.Discretionary Nature of the Plan. By accepting this Award, the Employee agrees to be bound by this Agreement and the Plan and acknowledge that:

(a)    The Award hereunder, and any future awards under the Long-Term Performance Plan and the Plan are entirely within the discretion of the Committee and the Company and shall not be deemed to create any obligation on the part of the Committee or the Company to grant any other awards, whether or not such a reservation is explicitly stated at the time of such an award. The Company has the right, at any time and/or on an annual basis, to amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect the Employee’s rights hereunder.

(b)    The Plan shall not be deemed to constitute, and shall not be construed by the Employee to constitute, part of the terms and conditions of employment, and neither the Company nor the Employee’s local employer shall incur any liability of any kind to the Employee with respect to the terms and conditions of employment as a result of any change or amendment, or any cancellation, of the Plan at any time.

15.Forfeiture of Gain. The Employee will forfeit (a) the Award made hereunder and (b) any Long-Term Performance Plan award for any earlier performance cycles, if the Employee takes any action in violation or breach of, or in conflict with this Agreement (including the LTPP Covenants Addendum), any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company or any affiliate thereof. The Company shall annul (a) the Award made hereunder and (b) any Long-Term Performance Plan award forany earlier performance cycles, if the Employee is terminated for “cause,” as such term is defined in the Plan or otherwise as required under the Plan.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Employee is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or if the Employee knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, the Employee shall reimburse the Company the amount of any payment in settlement of this Award, as determined by the Committee, if it is earned or accrued during the twelve-(12) month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document which was required to be restated.

16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.Governing Law and Venue. All disputes arising under or growing out of the Award or the provisions of this Agreement, including the LTPP Covenants, shall be governed by and construed in accordance with the laws of the State of Maryland, United States of America, as provided in the Plan, without regard to such state’s conflict of laws rules. If any dispute arises directly or indirectly from the relationship of the parties evidenced by this Award and this Agreement, including the LTPP Covenants, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Maryland and agree that such litigation shall be conducted only in the courts of Baltimore County, Maryland, and no other courts, where the grant of this Award is made and/or to be performed.

18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Employee’s participation in the Plan to the extent the Company determines it is necessary or advisable to comply with the law or facilitate the administration of the Plan, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.Acceptance of Award. In consideration for the Award granted herein and by accepting this Agreement, the Employee agrees and acknowledges that:

(a)    Section 15 of this Agreement (“Forfeiture of Gain”) amends the terms otherwise applicable to the Long-Term Performance Plan awards for the _____ and _____ performance cycles so that all Long-Term Performance Plan awards that are previously granted to the Employee and currently outstanding are also subject to Section 15. The Company would not have made this Award to the Employee if this Award did not amend the terms of such other awards.

(b)    The Long-Term Performance Plan awards previously granted to the Employee for the _____ and _____ performance cycles and this Award are subject to the LTPP Covenants Addendum attached hereto, the terms of which are fully incorporated herein.

(c)    The grant of this Award and any future awards under the Plan is entirely voluntary, and at the complete discretion of the Company. Neither the grant of this Award, nor any future grant of an award by the Company, shall be deemed to create any obligation to grant any other awards, whether or not such a reservation is explicitly stated at the time of any such grant. The Board has the right, at any time, to amend, suspend, discontinue or terminate the Plan; provided, however, that no such action by the Board shall adversely affect the Employee’s rights hereunder without the consent in writing of the Employee or a beneficiary who has become entitled to the award.

(d)    The Plan shall not be deemed to constitute, and shall not be construed by the Employee to constitute part of the terms and conditions of employment. Neither the Company, the Employee’s local employer, nor any member of the Board or of the Committee shall have any liability of any kind to the Employee for any action taken or not taken in good faith under the Plan; for any change, amendment, or cancellation of the Plan or this Award; or for the failure of the award to realize intended tax consequences or to comply with any other law, compliance with which is not required on the part of the Company.

(e)    The Employee has reviewed the Plan, this Agreement, and the Screen in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Agreement, and fully understands all provisions of the Plan, this Agreement, and the Screen.

(f)    By accepting this Award, the Employee consents to the amendments to the outstanding awards previously granted to the Employee.

(g)    The Employee full understands that, notwithstanding any other provision in this Agreement (including the LTPP Covenants Addendum), nothing in this Agreement prohibits Employee from making any communication Employee is permitted to make by law to the extent the law would override any contrary restrictions on such communication in this Agreement; for example, nothing in this Agreement prohibits Employee from reporting possible violations of law to a responsible government authority, or requires Employee to seek authorization from the Company or to notify the Company if Employee makes such reports.

LTPP Covenants Addendum
In consideration for the benefits made available under the Plan, the Employee agrees to the covenants set forth in this LTPP Covenants Addendum (this “Addendum”) (whether or not the Employee’s Award is paid). The covenants in this Addendum do not supersede, restrict or otherwise limit the Employee’s obligations under any other covenants applicable in connection with the Employee’s employment with or service to the Company.
1.    Confidentiality.
Any and all inventions and discoveries that the Employee makes while he or she is in the employ of the Company relating directly or indirectly to or useful in any activity or enterprise of the Company shall belong to the Company, whether discovered during or after regular working hours. The Employee will, upon request of the Company, make application for a patent on any such invention or discovery that he or she may make, and will, upon request of the Company, make and execute any and all assignments in writing which may be deemed by the Company as proper to assign and transfer to the Company all the right, title and interest of the Employee in and to any and all such patents or patent rights issued by the United States or any other country in which the Employee may have any interest during the term of his or her said employment. The Company will assume the expenses of preparing, applying for, and registering any such patents or assignments.
During the period of the Employee’s employment with the Company, the Employee may have been exposed to confidential, proprietary information and trade secrets of the Company or its customers. The Employee understands that maintenance of the proprietary character of such information to the fullest extent possible is important to the Company. Accordingly for so long as any such confidential information and trade secrets may remain confidential, secret, or otherwise wholly or partially protected either during or after such employment, the Employee will not use or divulge such information except as specifically permitted by the Company.
2.    Non-Competition and Non-Solicitation.
During the period of the Employee’s employment with the Company, and the period continuing after the Employee’s termination of employment (for any reason) for the Restrictive Period (as defined below) or, in the case of a Change in Control Termination (as such term is defined in the McCormick & Company Incorporated Severance Plan for Executives (“Severance Plan”)), the Restrictive CIC Period (not to exceed two (2) years), the Employee will not (a) seek or accept employment, directly or indirectly, with any entity that directly competes with the Company, including its subsidiaries and affiliates, in its and their core product categories, in any capacity involving the performance of services like or related to the services that the Employee performed for the Company at any time during the past seven (7) years; or (b) solicit for the benefit of any competitor of the Company any entity or person who was or is a customer or employee of the Company as of the Employee’s termination date.
For purposes of this Addendum, “Restrictive Period” and “Restrictive CIC Period” are specified in the following table:

	Chief Executive Officer	All Others
Restrictive Period	1½ years	1 year
Restrictive CIC Period	2½ years	2 years
3.    Nondisparagement.
The Employee will not communicate, make or cause to be made, any derogatory, defamatory or disparaging remarks, statements or communications about the Company or any related or affiliated entities and persons, including the personal and/or business reputations, practices, products, services or conduct of the Company, or any related or affiliated entities and persons; this includes in-person communications, electronic communications, and communication via social media websites. Likewise, no officer or director of the Company will communicate any derogatory, defamatory or disparaging remarks, statements or communications about the Employee.
4.    Cooperation.
The Employee will answer any questions that may arise and make himself or herself reasonably available to assist the Company in its transition following the Employee’s termination of employment and to cooperate with any other reasonable requests by the Company which may require his or her services after his or her termination of employment. For purposes of this Addendum, the transition period shall be for the one (1) year period following the Employee’s termination of employment for any reason. The Employee will not seek or be entitled to any additional compensation for such assistance or cooperation.
5.    Company Property.
The Employee will promptly return to the Company all property belonging to the Company (but in no event later than the Employee’s termination date), including all keys, phones, computers, mobile phones, credit cards, computer and other passwords, equipment and supplies, as well as all documents prepared by or for the Company, and not otherwise made available to the general public.
6.    Protected Whistleblower Activities
Notwithstanding the foregoing, nothing in this Addendum, the Agreement, the Plan or any other agreement with Employer prohibits Employee from reporting or disclosing any actual, possible or potential violation of any federal, state or local law or regulation to any governmental agency or entity, or making other reports or disclosures that are protected under the whistleblower provisions of any federal, state or local law or regulation, in each such case without any prior authorization of, or prior, contemporaneous or subsequent notice to, the Employer. Under the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), Employee may be entitled to immunity for certain disclosures to his or her attorney or government officials.